As filed with the Securities and Exchange Commission on January 4, 2000

                          Registration No. ___

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MICRON ELECTRONICS, INC.
               (Exact name of issuer as specified in its charter)

           Minnesota                             41-1404301
 (State or other Jurisdiction                 (I.R.S. Employer
      of incorporation or                    Identification No.)
         organization)


                   900 East Karcher Rd., Nampa, Idaho 83687
            (Address of Principal Executive Offices and Zip Code)

                AMENDED AND RESTATED MICRON ELECTRONICS, INC.
                         RETIREMENT AT MICRON (RAM) PLAN
                              (Full title of plan)

                                 Joel J. Kocher
         Chairman of the Board, President and Chief Executive Officer
                            Micron Electronics, Inc.
                              900 East Karcher Rd.
                               Nampa, Idaho 83687
                     (Name and address of agent for service)

                                (208) 898-3434
        (Telephone number, including area code, of agent for service)

                           Copy to: Holland & Hart LLP
                          Attn: Dennis M. Jackson, Esq.
                       555 Seventeenth Street, Suite 3200
                             Denver, Colorado 80202

                         CALCULATION OF REGISTRATION FEE

                          Proposed      Proposed
Title of     Amount to     Maximum      maximum    Amount
Securities      be        offering     aggregate   of
to be       registered    price per     offering   registration
registered      (1)        share         price       fee
---------------------------------------------------------------

Common       1,000,000      $11.375(2)   $11,375,000   $3,003
Stock
(no par
value)
---------------------------------------------------------------
Interests    Indeterminate  N/A (2)      N/A           N/A
in the          (3)
Retirement
at Micron
(RAM) Plan
---------------------------------------------------------------

(1) This Registration Statement includes shares of the Registrant to be contributed to the employee benefit plan described herein by the Registrant or acquired by such plan pursuant to one of its investment options. The shares registered pursuant to this Registration Statement will be purchased in the open market. Accordingly, the number of shares that is being registered is an estimate. This Registration Statement also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices for the Registrant's common stock as reported on the Nasdaq Stock Market on December 29, 1999. No fee is paid for the interests in the employee benefit plan described herein pursuant to Rule 457(h).

(3)   Pursuant  to  Rule  416(c)  under  the  Securities   Act  of  1933,   this
      Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the Amended and Restated Micron Electronics, Inc. Retirement at Micron (RAM) Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus (the "Prospectus") that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents are hereby incorporated by reference in this registration statement:

      (1) The Registrant's Annual Report on Form 10-K, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended September 2, 1999.

      (2) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since September 2, 1999.

      (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (SEC File No. 0-17932) filed with the Commission on August 16, 1989 pursuant to Section 12(g) of the 1934 Act, as amended.

      All documents filed by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Section 302A.521 of the Minnesota Business Corporation Act authorizes a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article IX of the Company's Bylaws provides for indemnification of its directors, officers, employees and other agents to the extent permitted by the Minnesota Business Corporation Act. The Company also has entered into written indemnification agreements with certain of its officers and directors which provide the Company's officers and directors with indemnification to the extent permitted by the Minnesota Business Corporation Act.

Item 7.  Exemption from Registration Claimed.

      Not applicable.


Item 8.  Exhibits.

Exhibit    Description.
No.
-----------------------

4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 1995).

4.2 Bylaws, as amended (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended August 28,
           1997).

4.3        Amended and Restated Micron Electronics, Inc.
           Retirement at Micron (RAM) Plan.

5.1 Omitted as inapplicable pursuant to Item 8 of Form S-8 which provides that a legal opinion as to the legality of the securities being registered is required only with respect to original issuance securities.

23.1       Consent of PricewaterhouseCoopers LLP.

24.1       Power of Attorney (included on signature page).


      In lieu of an opinion of counsel concerning compliance with the requirements of ERISA, or an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Code, the registrant hereby undertakes to cause the Plan to be submitted and any amendments thereto to the IRS in order to qualify the Plan and the registrant undertakes to cause all changes to be made which are required by the IRS in order to qualify the Plan.


Item 9.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nampa, State of Idaho, on December 30, 1999.

                               MICRON ELECTRONICS, INC.

                               By:  /s/ James R. Stewart
                                    ----------------------------------------
                                    James R. Stewart, Senior Vice President,
                                    Finance, and Chief Financial Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel J. Kocher, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                     TITLE            DATE

/s/  Joel J. Kocher           Chairman of the  December 30, 1999
-----------------------       Board,
Joel J. Kocher                President and
                              Chief Executive
                              Officer

/s/  Steven R. Appleton       Director         December 30, 1999
-----------------------
Steven R. Appleton

/s/  Robert Lee               Director         December 30, 1999
-----------------------
Robert Lee

/s/ Robert A. Lothrop         Director         December 30, 1999
-----------------------
Robert A. Lothrop

/s/ John B. Balousek          Director         December 30, 1999
-----------------------
John B. Balousek

      Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Nampa, State of Idaho, on December 30, 1999.

Amended and Restated Micron Electronics, Inc. Retirement at Micron (RAM) Plan

By:   /s/ JoAnne S. Pfeifer
      ---------------------------------------
      JoAnne S. Pfeifer, Vice President,
      Administration, and Corporate Secretary



                                 EXHIBITS INDEX

Exhibit    Description.
No.
-----------------------

4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarterly period ended April 1, 1995).

4.2 Bylaws, as amended (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K, for the fiscal year ended August 28,
           1997).

4.3        Amended and Restated Micron Electronics, Inc.
           Retirement at Micron (RAM) Plan.

5.1 Omitted as inapplicable pursuant to Item 8 of Form S-8 which provides that a legal opinion as to the legality of the securities being registered is required only with respect to original issuance securities.

23.1       Consent of PricewaterhouseCoopers, LLP.

24.1       Power of Attorney (included on signature page).